UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)              July 28, 2005

                                 EMCOR Group, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
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                 (State or Other Jurisdiction of Incorporation)

         1-8267                                           11-2125338
--------------------------------------------------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)



    301 Merritt Seven, Norwalk, CT                            06851
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(Address of Principal Executive Offices)                   (Zip Code)

                                (203) 849-7800
              (Registrant's Telephone Number, Including Area Code)

                                     N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On July 28, 2005 EMCOR Group, Inc. issued a press release disclosing results of operations for the fiscal 2005 second quarter ended June 30, 2005. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.


     The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number                 Description
--------------   ---------------------------------------------------------------
99.1             Press Release issued by EMCOR Group, Inc. on July 28, 2005 disclosing results of operations for the fiscal 2005 second quarter ended June 30, 2005.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EMCOR Group, Inc.


                                             By:     /s/ Frank T. MacInnis
                                                 -----------------------------
                                                      Frank T. MacInnis
                                                   Chairman of the Board of
                                                     Directors and Chief
                                                      Executive Officer

Dated:  July 28, 2005

                                                                   Exhibit 99.1

              EMCOR GROUP, INC. REPORTS 2005 SECOND QUARTER RESULTS
        - Diluted EPS Increases Significantly to $0.50 for the Quarter -


NORWALK, CONNECTICUT, July 28, 2005 - EMCOR Group, Inc. (NYSE: EME) today reported results for the second quarter and six months ended June 30, 2005.

Net income increased significantly to $7.9 million, or $0.50 per diluted share, for the second quarter of 2005, compared with net income of $1.4 million, or $0.09 per diluted share, for the second quarter of 2004. Revenues for the 2005 second quarter were $1.18 billion, compared with $1.19 billion in the second quarter of 2004.

In the second quarter of 2005, the Company reported operating income of $15.2 million, an increase of over 200%, versus operating income of $4.7 million for the second quarter a year ago. The Company's improved operating income performance primarily reflects significantly stronger results across most of EMCOR's operations primarily as a result of improving market conditions and solid operational execution. Selling, general and administrative expenses
("SG&A") remained relatively level at $97.9 million for the second quarter of 2005, versus $96.7 million in the second quarter of last year. Results for the second quarters of 2005 and 2004 include restructuring expenses of $0.3 million and $0.1 million, respectively.

Contract backlog at June 30, 2005 was $2.72 billion, compared to $3.08 billion a year ago, and reflects a continuation of the Company's planned reduction of public sector construction projects undertaken as it conserves capacity to participate in the recovery of its private sector markets. Backlog remained constant with levels reported at March 31, 2005.

Net income for the first half of 2005 rose 37.5% to $9.8 million, or $0.62 per diluted share, compared with net income of $7.2 million, or $0.46 per diluted share, for the first half of last year. For the 2005 six-month period, revenues totaled $2.27 billion compared with $2.30 billion a year ago.


                                    - MORE -

EMCOR Announces 2005 Second Quarter Results                               Page 2

Operating income for the 2005 six-month period was $20.7 million or 0.9% of revenue, compared with operating income of $0.1 million for the first half of 2004. Included in the 2005 six-month results are restructuring expenses of $1.5 million.

Results for the 2004 six-month period included approximately $5.3 million in restructuring expenses, primarily related to the Company's previously announced management realignment and related initiatives and a $9.6 million reversal of income tax reserves no longer required based on a then current analysis of probable exposures. Both items were recognized in the Company's 2004 first quarter results, except for $0.1 million of restructuring expenses in the second quarter.

Frank T. MacInnis, Chairman and CEO of EMCOR Group, stated, "Over the past several quarters, we have been taking steps to reduce our operating costs and position ourselves for the expected recovery of our private sector markets. These efforts, combined with an improvement in many of the markets in which we operate, led to strong results for the second quarter of 2005. During the period, we saw profitability improve across most of our operations, driven by our market initiatives, and a gradual recovery in demand for higher-margin, small task discretionary project work. Additionally, we experienced strong improvement in our UK operations as past restructuring efforts are beginning to pay dividends. We look for continued positive momentum from our UK business."

Mr. MacInnis continued, "The 2005 second quarter also saw continued solid execution and growth at our facilities services operations with operating income increasing to $7.7 million or 73% above the level for the second quarter of 2004. Companies continue to express interest in outsourcing these functions, and EMCOR, as the premier provider of facilities services, continues to grow and gain share. Our success in the second quarter serves to reinforce our confidence in the long-term potential for this business."

Mr. MacInnis concluded, "At the beginning of the year, we expected that our strategic initiatives to restructure and refocus the business, combined with a gradual economic recovery, would drive our results in 2005. Our progress to date supports this, and we expect the recovery we have seen to continue as we move into the second half of 2005. Bidding activity has increased in many of our markets, and the recovery in small task project work is encouraging. Cash flow is strong, evidenced by the generation of approximately $28 million of operating cash flow in the quarter; combined with our strong balance sheet, we are well positioned to continue taking advantage of the upswing we are seeing in our markets. Based on current conditions, we continue to expect revenues in 2005 to be between $4.4 billion and $4.6 billion, and earnings per share for the year to be between $2.00 and $2.40."

EMCOR  Group,   Inc.  is  a  worldwide   leader  in  mechanical  and  electrical
construction services and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's second quarter conference call will be available live via Internet broadcast today, Thursday, July 28, at 10:30 AM Eastern Daylight Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.


                                    - MORE -

EMCOR Announces 2005 Second Quarter Results                              Page 3


This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management's perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, project mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity, mix of business, and risks associated with foreign operations. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2004 Form 10-K, its Form 10-Q for the second quarter ended June 30, 2005, and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.


                            -FINANCIAL TABLES FOLLOW-

                                EMCOR GROUP, INC.
                              FINANCIAL HIGHLIGHTS
             (In thousands, except share and per share information)
                                   (Unaudited)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          For the Three Months Ended       For the Six Months Ended
                                                                    June 30,                      June 30,
                                                              2005            2004            2005            2004
                                                           ----------      ----------      ----------      ----------

Revenues                                                   $1,180,282      $1,193,213      $2,273,490      $2,302,299
Cost of sales                                               1,066,876       1,091,701       2,060,001       2,099,624
                                                           ----------      ----------      ----------      ----------
Gross profit                                                  113,406         101,512         213,489         202,675
Selling, general and
   administrative expenses                                     97,949          96,690         191,333         197,223
Restructuring expenses                                            301             140           1,472           5,319
                                                           ----------      ----------      ----------      ----------

Operating income                                               15,156           4,682          20,684             133
Interest expense, net                                          (1,637)         (1,740)         (3,277)         (3,418)
Minority interest                                                (987)           (451)         (1,852)           (919)
                                                           ----------      ----------      ----------      ----------

Income (loss) before taxes                                     12,532           2,491          15,555          (4,204)
Income tax provision (benefit)                                  4,599           1,046           5,709         (11,366)
                                                           ----------      ----------      ----------      ----------

Net income                                                 $    7,933      $    1,445      $    9,846      $    7,162
                                                           ==========      ==========      ==========      ==========

Basic earnings per share                                   $     0.51      $     0.10      $     0.64      $     0.47
                                                           ==========      ==========      ==========      ==========

Diluted earnings per share                                 $     0.50      $     0.09      $     0.62      $     0.46
                                                           ==========      ==========      ==========      ==========

Weighted average shares of Common stock outstanding:
     Basic                                                 15,640,845      15,139,887      15,498,906      15,098,268
     Diluted                                               15,888,580      15,560,982      15,795,902      15,545,759



                                EMCOR GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                           June 30, 2005             December 31,
                                                            (Unaudited)                  2004
                                                           -------------             ------------
   ASSETS
   Current assets:
   Cash and cash equivalents                                $   70,634               $   59,109
   Accounts receivable, net                                  1,041,338                1,073,454
   Costs and estimated earnings in excess of billings
     on uncompleted contracts                                  220,609                  240,716
   Inventories                                                   8,853                   10,580
   Prepaid expenses and other                                   43,683                   41,712
                                                            ----------               ----------
     Total current assets                                    1,385,117                1,425,571

   Investments, notes, and other long-term receivables          28,608                   26,472
   Property, plant & equipment, net                             51,828                   56,468
   Goodwill                                                    279,929                  279,432
   Identifiable intangible assets, net                          17,060                   18,782
   Other assets                                                  9,380                   11,244
                                                            ----------               ----------
   Total assets                                             $1,771,922               $1,817,969
                                                            ==========               ==========


   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
   Borrowings under working capital credit line             $   70,000               $   80,000
   Current maturities of long-term debt and capital
     lease obligations                                             756                      806
   Accounts payable                                            439,046                  467,415
   Billings in excess of costs and estimated earnings
     on uncompleted contracts                                  357,164                  359,667
   Accrued payroll and benefits                                123,543                  138,771
   Other accrued expenses and liabilities                       97,503                  115,714
                                                            ----------               ----------
     Total current liabilities                               1,088,012                1,162,373

   Long-term debt and capital lease obligations                  1,330                    1,332
   Other long-term obligations                                 111,362                   91,903
   Total stockholders' equity                                  571,218                  562,361
                                                            ----------               ----------
   Total liabilities and stockholders' equity               $1,771,922               $1,817,969
                                                            ==========               ==========



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